EXHIBIT 23(a)











INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Medical Alert Corp. on Form S-3 of our report dated March 3, 1995, appearing in the Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York

June 11, 1996